                                EXHIBIT 4.2(i)
                                                                  CONFORMED COPY

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                                  EIGHTY-NINTH
                          SUPPLEMENTAL TRUST INDENTURE


                                    between


                            DUQUESNE LIGHT COMPANY
                         (a Pennsylvania corporation)


                                      and


                          MELLON BANK, N.A., Trustee



                              -------------------



                           Dated September 19, 1994



                              -------------------



               Subjecting additional property to the lien of the
                  Trust Indenture dated as of August 1, 1947



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                                 EIGHTY-NINTH
                         SUPPLEMENTAL TRUST INDENTURE


    Made this 19th day of September, 1994, by and between DUQUESNE LIGHT COMPANY, a corporation organized and existing under and by virtue of the laws of the Commonwealth of Pennsylvania, having its principal office in the City of Pittsburgh in said Commonwealth of Pennsylvania (hereinafter sometimes called the "Company"), party of the first part,
                                A
                                 N
                                  D
    MELLON BANK, N.A., successor by merger to Mellon National Bank and Trust Company, a national banking association, having its principal corporate trust office in the City of Pittsburgh in the Commonwealth of Pennsylvania, as Trustee (hereinafter sometimes called the "Trustee"), party of the second part.

    WHEREAS, the Company has heretofore executed and delivered to Mellon Bank, N.A., as Trustee, a certain Trust Indenture (hereinafter called the "Original Indenture") dated as of August 1, 1947 securing its First Mortgage Bonds; and

    WHEREAS, the Original Indenture has been recorded in the Recorders' Offices of the various counties of Pennsylvania as follows:

    In Allegheny County in Mortgage Book Vol. 2897, page 4;
    In Beaver County in Mortgage Book Vol. 430, page 1;
    In Greene County in Mortgage Book Vol. 125, page 1;
    In Washington County in Mortgage Book Vol. 332, page 1; and
    In Westmoreland County in Mortgage Book Vol. 692, page 2;

has been filed in the Prothonotary's Office in each of said Counties; and has also been recorded in the Office of the Clerk of County Commission of Monongalia County, West Virginia, in Deed of Trust Book Vol. 321, page 327, the Office of the Clerk of County Commission of Hancock County, West Virginia, in Deed of Trust Book Vol. 176, page 1, the Recorder's Office of Belmont County, Ohio, in Mortgage Book Vol. 437, page 109, the Recorder's Office of Columbiana County, Ohio, in Mortgage Book Vol. 1542, page 25, the Recorder's Office of Jefferson County, Ohio, in Mortgage Book Vol. 405, page 1, the Recorder's Office of Lake County, Ohio, in Mortgage Book Vol. 821, page 1, and the Recorder's Office of Monroe County, Ohio, in Mortgage Book Vol. 89, page 1; and

    WHEREAS, in and by Sections 8.09 and 20.03 of the said Trust Indenture, provision is made for the giving by the said Company of supplemental indentures supplemental to the said recited Trust Indenture for certain purposes, including, inter alia, to make subject to the lien of the Trust Indenture property acquired subsequent to the date thereof; and

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    WHEREAS, the Company has acquired certain additional properties which it desires to subject to the lien of said Trust Indenture by an Eighty-Ninth Supplemental Trust Indenture;

    NOW, THEREFORE, THIS EIGHTY-NINTH SUPPLEMENTAL TRUST INDENTURE WITNESSETH that Duquesne Light Company, in consideration of the premises and of the purchase and acceptance of bonds issued under the provisions of the Trust Indenture given by the Company to Mellon National Bank and Trust Company (now Mellon Bank, N.A.), Trustee, dated as of August 1, 1947, by the holders thereof, and of One Dollar ($1.00) to it paid by the Trustee at or before the sealing and delivery of this Eighty-Ninth Supplemental Trust Indenture, and in order to secure the payment both of the principal of and interest on all bonds of the Company at any time outstanding under said Trust Indenture according to their tenor and effect, and the performance of and compliance with the covenants and conditions in said Trust Indenture contained, grants, bargains, sells, warrants, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms unto Mellon Bank, N.A., as Trustee under the said Trust Indenture, and to its respective successors in said trust forever, all property, real, personal and mixed, now owned or hereafter acquired or to be acquired by the Company and wheresoever situated (except as excepted from the lien of the Trust Indenture and this Eighty-Ninth Supplemental Trust Indenture by the provisions thereof and hereof), subject to the rights reserved by the Company in and by various provisions of said Trust Indenture and this Eighty-Ninth Supplemental Trust Indenture, including (without in any wise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in this Eighty- Ninth Supplemental Trust Indenture) all lands, rights of way, roads, all powerhouses, buildings and other structures, and all offices, buildings and contents thereof; all machinery, engines, boilers, dynamos, electrical machinery, regulators, meters, transformers, generators, motors, electrical and mechanical appliances, conduits, cables, water or other pipes, pole and transmission lines, poles, wires, crossarms, insulators, substations and superstructures, generating, distributing and transmitting equipment, tools, implements, apparatus and supplies, and coal in place and interests in coal; whether appertaining to any existing or future system of the Company or otherwise and including all other property now used or provided for use or hereafter acquired for use, in the construction, repair, maintenance and operation of such systems, both those now owned and those which may hereafter be acquired by the Company; all municipal or other grants, rights, permits, consents, franchises, privileges, easements, licenses, ordinances, rights of way, liberties and immunities of the Company, howsoever conferred or acquired and whether now owned or hereafter acquired; and all leases, leaseholds, power contracts, street lighting contracts and other rights with respect to the construction, maintenance, repair and operation of any systems now owned or hereafter acquired by the Company, and any additions

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thereto or extensions thereof; parts or parcels of such property being more specifically described as follows:


                                       I

         All of the following described property situate in the County of Beaver and Commonwealth of Pennsylvania, the deeds herein recited being recorded in the Recorder's Office of said County, and reference being made thereto for a more particular description of said property, viz:

              1. Undivided 17.01% interest as tenant in common with Pennsylvania Power Company, The Cleveland Electric Illuminating Company, Ohio Edison Company and The Toledo Edison Company in a parcel of land situate in the Township of Greene. Conveyed by Kevin
           H. Reed and Becky A. Reed, husband and wife, to Duquesne Light Company, et al. Deed dated November 23, 1993. Deed Book Volume 1556, page 0056. Tax parcel I.D. Nos. 62-180-0143.000 and 62-180-
           0143.001.  (Bruce Mansfield Power Station)

              2. Undivided 17.01% interest as tenant in common with Pennsylvania Power Company, The Cleveland Electric Illuminating Company, Ohio Edison Company and The Toledo Edison Company in a parcel of land situate in the Township of Greene. Conveyed by Pete
           G. Kohl and Cynthia L. Kohl, husband and wife, to Duquesne Light Company, et al. Deed dated December 21, 1993. Deed Book Volume 1557, page 0546. Tax parcel I.D. Nos. 62-009-0132.000 and 62-180-
           0132.000.  (Bruce Mansfield Power Station)

              3. Undivided 17.01% interest as tenant in common with Pennsylvania Power Company, The Cleveland Electric Illuminating Company, Ohio Edison Company and The Toledo Edison Company in a parcel of land situate in the Township of Greene. Conveyed by Kendig
           C. Laughlin and Martha Jane Laughlin, husband and wife, to Duquesne Light Company, et al. Deed dated December 22, 1993. Deed Book Volume 1557, page 0647. Tax parcel I.D. Nos. 62-180-131.002, 62-180-
           140.000 and 62-180-141.000.  (Bruce Mansfield Power Station)

              4. Undivided 17.01% interest as tenant in common with Pennsylvania Power Company, The Cleveland Electric Illuminating Company, Ohio Edison Company and The Toledo Edison Company in a parcel of land situate in the Township of Greene. Conveyed by Dravo Basic Materials Company, Inc., an Alabama Corporation, to Duquesne Light Company, et al. Deed dated February 14, 1994. Deed Book Volume 1578, page 0802. Tax parcel I.D. No. 62-170-0107.000. (Bruce
           Mansfield Power Station)

              5. Undivided 17.01% interest as tenant in common with Pennsylvania Power Company, The Cleveland Electric Illuminating Company, Ohio Edison Company and The Toledo Edison Company in a parcel of land situate in the Township of Greene. Conveyed by Daniel
           J. Rhodes and Debbie L. Rhodes, husband and wife, to Duquesne Light Company, et al. Deed dated February 22, 1994. Deed Book Volume 1581, page 0072. Tax parcel I.D. No. 62-180-0136.000. (Bruce
           Mansfield Power Station)

              6. Undivided 17.01% interest as tenant in common with Pennsylvania Power Company, The Cleveland Electric Illuminating Company, Ohio Edison Company and The Toledo Edison Company in a parcel of land situate in the Township of Greene. Conveyed by Ralph
           E. Hampe and Fannie M. Hampe, husband and wife, to Duquesne Light Company, et al. Deed dated May 19, 1994. Deed Book Volume 1593, page 0773. Tax parcel I.D. No. 62-180-138.000. (Bruce Mansfield Power Station)

              7. Undivided 17.01% interest as tenant in common with Pennsylvania Power Company, The Cleveland Electric Illuminating Company, Ohio Edison Company and The Toledo Edison Company in a parcel of land situate in the Township of Greene. Conveyed by Jason
           E. Kastler, unmarried, and Alice B. Kastler, unmarried, to Duquesne Light Company, et al. Deed dated May 26, 1994. Deed Book Volume 1596, page 0443. Tax parcel I.D. No. 62-180-145. (Bruce Mansfield Power Station)

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    TOGETHER with all and singular the tenements, hereditaments and appurtenances belonging or in any wise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders, tolls, rents and revenues, issues, income, product and profits thereof, and all the estate, right, title, interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof except as hereinafter excepted or excluded from the lien hereof, and of the above recited Trust Indenture.

    There are hereby excepted from the lien of this Eighty- Ninth Supplemental Trust Indenture, whether now owned or hereafter acquired by the Company, anything herein contained to the contrary notwithstanding, all those certain items of property of the classes specifically excepted from the lien of the above recited Trust Indenture by the terms thereof.

    TO HAVE AND TO HOLD ALL said properties, real, personal and mixed, mortgaged, pledged or conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns, FOREVER; subject, however, to permissible encumbrances, as defined in the above recited Trust Indenture, and to all of the other terms, conditions, covenants, uses, trusts and defeasances incorporated in the said recited Trust Indenture dated as of August 1, 1947.

    The parties hereto shall have, possess and enjoy the same rights, powers, duties and privileges as affecting the property hereby conveyed as they have under said recited Trust Indenture insofar as the same may be applicable hereto, with the same force and effect as though the terms, conditions, covenants and defeasances of said recited Trust Indenture had been embodied herein.

    This Eighty-Ninth Supplemental Trust Indenture is duly executed and delivered in accordance with resolutions of the Board of Directors of the Company adopted at a meeting held on August 30, 1994.

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    IN WITNESS WHEREOF, the party of the first part has caused its corporate name to be subscribed and this Eighty-Ninth Supplemental Trust Indenture to be signed by its Chairman of the Board, President and Chief Executive Officer or a Vice President, and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary, for and in its behalf, and the party of the second part, to evidence its acceptance of the additional trust hereby created, has caused its corporate name to be subscribed and this Eighty-Ninth Supplemental Trust Indenture to be signed by its Vice President or an Assistant Vice President, and its corporate seal to be hereunto affixed and attested by its Authorized Officer, for and in its behalf, all done as of the day and year first above written.



                                                DUQUESNE LIGHT COMPANY



[Seal]                                          By: /s/ Gary L. Schwass
                                                   -----------------------------
                                                     Vice President-Finance
                                                     and Chief Financial Officer
Attest:


/s/ Joan S. Senchyshyn
------------------------------
     Assistant Secretary


                                                MELLON BANK, N.A.



[Seal]                                          By: /s/ M. J. Richards
                                                   -----------------------------
                                                    Assistant Vice President

Attest:


/s/ D. M. Babich
------------------------------
  Authorized Officer

COMMONWEALTH OF PENNSYLVANIA )
                             ) ss.:
COUNTY OF ALLEGHENY          )


    On this 19th day of September, 1994 before me, the subscriber, a notary public in and for said Commonwealth and County, personally appeared Gary L. Schwass, who acknowledged himself to be Vice President-Finance and Chief Financial Officer of Duquesne Light Company, a corporation, and that he as such Vice President-Finance and Chief Financial Officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as Vice President-Finance and Chief Financial Officer.

    IN WITNESS WHEREOF I hereunto set my hand and official seal.



                                  /s/ Joanne E. Kirin
                                  ------------------------------
                                      Notary Public



COMMONWEALTH OF PENNSYLVANIA )
                             ) ss.:
COUNTY OF ALLEGHENY          )


    On this 19th day of September, 1994 before me, the subscriber, a notary public in and for said Commonwealth and County, personally appeared M. J. Richards, who acknowledged herself to be Assistant Vice President of Mellon Bank, N.A., a national banking association, and that she as such Assistant Vice President, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by herself as Assistant Vice President.

    IN WITNESS WHEREOF I hereunto set my hand and official seal.



                                  /s/ Nancy A. Fletcher
                                  ------------------------------
                                      Notary Public

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                       CERTIFICATE OF PRECISE RESIDENCE


    I hereby certify that the precise residence of Mellon Bank, N.A. is One Mellon Bank Center, Second Ward, Pittsburgh, Allegheny County, Pennsylvania.


                   /s/ D. M. Babich
                   -----------------------------------------
                   Authorized Signatory of Mellon Bank, N.A.


                                   September 19, 1994

                             RECORDING INFORMATION


                        Allegheny County, Pennsylvania
                        Office of Recorder of Deeds
                        Recorded September 22, 1994
                        Mortgage Book Volume 14478, page 460

                        Beaver County, Pennsylvania
                        Office of Recorder of Deeds
                        Recorded September 22, 1994
                        Mortgage Book Volume 1340, page 368

                        Greene County, Pennsylvania
                        Office of Recorder of Deeds
                        Recorded September 23, 1994
                        Record Book Volume 134, page 35

                        Washington County, Pennsylvania
                        Office of Recorder of Deeds
                        Recorded September 23, 1994
                        Mortgage Book Volume 2175, page 356

                        Westmoreland County, Pennsylvania
                        Office of Recorder of Deeds
                        Recorded September 23, 1994
                        Mortgage Book Volume 3463, page 528

                        Belmont County, Ohio
                        Office of Recorder
                        Received September 22, 1994
                        Recorded September 23, 1994
                        Mortgage Book Volume 625, page 827

                        Columbiana County, Ohio
                        Officer of Recorder
                        Recorded September 22, 1994
                        Official Records Volume 448, page 180

                        Jefferson County, Ohio
                        Office of Recorder
                        Received September 22, 1994
                        Recorded September 23, 1994
                        Official Records Volume 146, page 369

                        Lake County, Ohio
                        Office of Recorder
                        Recorded September 23, 1994
                        Official Records Volume 1051, page 1110

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                        Monroe County, Ohio
                        Office of Recorder
                        Received September 22, 1994
                        Recorded September 22, 1994
                        Official Records Volume 8, page 696

                        Hancock County, West Virginia
                        Office of Clerk of County Commission
                        Recorded September 22, 1994
                        Deed of Trust Book 321, page 357

                        Monongalia County, West Virginia
                        Office of Clerk of County Commission
                        Recorded September 23, 1994
                        Deed of Trust Book 760, page 171